CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2000, relating to the financial statements and financial highlights of J.P. Morgan Federal Money Market Fund and the financial statements and supplementary data of The Federal Money Market Portfolio, which appear in the October 31, 2000 Annual Report to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 16, 2001, relating to the financial statements and financial highlights of J.P. Morgan Prime Money Market Fund and J.P. Morgan Tax Exempt Money Market Fund and the financial statements and supplementary data of The Prime Money Market Portfolio and The Tax Exempt Money Market Portfolio, which appear in the November 30, 2000 Annual Reports to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings, "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
February 28, 2001